Exhibit 2.8

Certificate of Amendment; certificate to Accompany Restated Articles or Amended and Restated Articles Officer’s Statement filed 1/14/2021 CBD Life Sciences,Inc. Enity NV20031567775; voted 53.6

25,000,000,000 common shares are authorized Par $0.0001 President/CFO Board of Director. The authorized shares have been amended.